BERKELEY COFFEE ENTERS INTO AGREEMENT TO ACQUIRE DTS8 COFFEE

Shanghai, China, January 31, 2012: Berkeley Coffee & Tea, Inc. (BKCT.OB) announced today that pursuant to a Purchase and Sale Agreement (the “Agreement”) dated January 31, 2012, Berkeley Coffee & Tea, Inc. (“Berkeley”)  will acquire 100% of the issued and outstanding capital stock of DTS8 Holdings Co., Ltd. (“DTS8 Holdings”), a Hong Kong company which owns 100% of DTS8 Coffee (Shanghai) Co., Ltd., a wholly owned foreign subsidiary entity corporation in China, by issuing $4,000,000 worth of bonds payable in favor of the owner of DTS8 Holdings. The bonds are payable at the end of 60 calendar months from closing date or earlier on a mutually agreed date, and bear interest at the rate of three percent (3%) per annum. Interest on the bonds will be calculated, accrued and paid annually.

The closing of the acquisition will occur no later than April 30, 2012, or earlier pending receipt of the audited financial statements of DTS8 Holdings. There are material relationships by and among the parties to the Agreement: Sean Tan owns 100% of the issued and outstanding capital stock of DTS8 Holdings, and is the Chief Executive Officer of both Berkeley and DTS8 Coffee (Shanghai) Co. Ltd.  Berkeley commissioned a third party independent appraisal of DTS8 Holdings

The acquisition of DTS8 Holdings will provide Berkeley with immediate access into the domestic Chinese coffee market and will create a horizontally integrated coffee company in Shanghai, China, with operations in two different geographic markets: the United States and China. While Berkeley will continue to market and distribute raw green coffee beans from Yunnan, China into the United States, DTS8 Holdings will operate a roasting and wholesale coffee business in Shanghai, China. The synergistic value from the transaction will provide Berkeley with revenue enhancement by expanding its product line as the company enters the Shanghai, China, roasted coffee market.

DTS8 Coffee (Shanghai) Co., Ltd., a subsidiary of DTS8 Holdings Co., Ltd., is a roaster and wholesaler of the “DTS8 Premium Selection Coffee,” “San Francisco Premium Selection” and “Single Origin Premium Selection” brands of roasted coffee in Shanghai, China. These coffees are roasted in Shanghai, China. For further information about these coffee products, visit the DTS8 website at www.dts8coffee.com.

Berkeley Coffee & Tea, Inc. is in the business of marketing and distributing raw green coffee beans from Yunnan, China into the United States. For further information about its coffee products, visit Berkeley’s website at

www.berkeleycoffeetea.com

Except for the historical matters contained herein, statements in this press release contain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect the Berkeley’s current and future business and prospects. Actual results could differ materially, as a result of various risk factors including but not limited to: (1) competition in the markets for Berkeley’s coffee; (2) the ability of Berkeley to execute its business plan; and (3) other factors detailed in Berkeley’s public filings with the SEC. By making these forward-looking statements, Berkeley can give no assurances that transactions described in this press release will be successfully completed, and undertakes no obligation to update these statements for revisions or changes after the date of this press release.  This release should be read in conjunction with Berkeley’s Annual Report on Form 10-K and its other filings with the SEC through the date of this release, which identifies important factors that could affect the forward-looking statements in this release.  In addition, factors that could cause actual results to differ materially from those contemplated in the statements include, without limitation, overall economic conditions, and other risks associated generally with the green bean coffee business. These forward-looking statements are not guarantees of future performance.

Sean Tan at Corporate Enquiries 011-86-15021337898 or sales@dts8coffee.com